EXHIBIT 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is entered into as of February 3, 2019, by and among Element Solutions Inc (f/k/a Platform Specialty Products Corporation), a Delaware corporation (the “Company”), and Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”).
RECITALS
WHEREAS, PSCM advises the accounts of Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square II, L.P., a Delaware limited partnership (“PS II”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey and/or certain other related entities (the “Pershing Square Funds”).
WHEREAS, certain of the Pershing Square Funds currently own an aggregate of 40,451,506 shares of common stock, par value $.01 per share, of the Company (the “Shares”); and
WHEREAS, the Company wishes to purchase from certain of the Pershing Square Funds (the “Shareholders”), and the Shareholders wish to sell to the Company, an aggregate of 37,000,000 Shares (the “Purchased Shares”), on the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
PURCHASE OF THE PURCHASED SHARES
Section 1.1    Purchase and Sale of the Purchased Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein, the Shareholders will sell, assign, transfer and deliver to the Company all of their right, title and interest in and to all of the Purchased Shares, free and clear of any lien, pledge, charge, security interest, encumbrance, option, or other adverse claim thereto (a “Lien”), in exchange for a cash payment equal to $11.72 per share, or an aggregate of $433,640,000, payable by wire transfer of immediately available funds to the account(s) designated by the Shareholders or by such other method as may be acceptable to the Shareholders (the “Purchase Price”).
Section 1.2    Closing.
(a)    The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall be held at 10:00 a.m., local time, on February 8, 2019 (the “Closing Date”) at the offices of Greenberg Traurig P.A., 401 East Las Olas Boulevard, Suite 2000, Fort Lauderdale, Florida 33301, or such other place as may be mutually agreed upon in writing by the parties hereto, including remotely by electronic exchange of documents on the Closing Date.
(b)    At the Closing, (i) the Company shall pay the Purchase Price to the Shareholders, by wire transfer of immediately available funds to such account or accounts as designated by the Shareholders prior to the Closing and (ii) the Shareholders shall deliver, or cause to be delivered, (a) the Purchased Shares to the Company by book entry, in accordance with the applicable procedures of The Depository Trust Company, and (b) all other documents and instruments reasonably requested by the Company or the Company’s transfer agent to effect the transfer of the Purchased Shares to the Company.
Section 1.3Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Shareholders that the statements contained in this ARTICLE II are correct and complete as of the date of this Agreement and as of the Closing.
Section 2. 1    Existence; Authority; Binding Effect. The Company is (i) duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and consummate the transaction contemplated hereby. The execution and delivery of this Agreement and any other agreements or instruments executed or to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, by the Company have been duly and validly authorized and approved by the board of directors of the Company and no other actions on the part of the Company are necessary in respect thereof other than those that will be taken prior to the Closing. This Agreement is, and each agreement and instrument executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).
Section 2.2    No Violation. None of the execution, delivery or performance of this Agreement and each of the other agreements or instruments executed and delivered by the Company in connection herewith, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under (i) the certificate of incorporation, bylaws or similar organizational documents of the Company; (ii) any law, order, writ, injunction or decree applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.
Section 2.3Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other person is required to be obtained, made or given by or with respect to the Company in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, other than those that will be obtained prior to Closing.
Section 2.4    No Broker’s Fees. The Company has not incurred nor become liable for any broker’s commissions or finder’s fee relating to the transactions contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PSCM AND THE SHAREHOLDERS
PSCM, for itself and on behalf of the Shareholders, represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and as of Closing.
Section 3.1    Title to Purchased Shares. The Shareholders are the sole legal and beneficial owners of the Purchased Shares. The Shareholders have good, valid and marketable title to the Purchased Shares free and clear of all Liens. Except for this Agreement, the Shareholders are not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any Purchased Shares (or any rights or interests of any nature whatsoever in or with respect to any Purchased Shares) or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Purchased Shares.
Section 3.2    Existence; Authority; Binding Effect. PSCM and the Shareholders are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of organization. PSCM and the Shareholders have full legal capacity, power and authority to execute and deliver this Agreement, and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by PSCM and the Shareholders of this Agreement and any other agreements or instruments executed or to be executed and delivered by PSCM and the Shareholders in connection herewith, and the consummation of the transactions contemplated hereby and thereby by PSCM and the Shareholders, have been duly and validly authorized and approved by the board of directors or other governing body of PSCM and the Shareholders, and no other actions on the part of PSCM or the

Shareholders are necessary in respect thereof. PSCM has all necessary power and authority to act for and bind the Shareholders to this Agreement and to perform their obligations hereunder. This Agreement is, and the other agreements and instruments executed hereunder by PSCM and the Shareholders in connection herewith will be, a valid and binding obligation of PSCM and the Shareholders, in each case, to the extent party thereto, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.
Section 3.3No Violation. None of the execution and delivery of this Agreement, or any other agreements or instruments executed and delivered by PSCM or the Shareholders in connection herewith, nor the performance of any obligations hereunder or thereunder by PSCM or the Shareholders, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or result in the creation of any Lien upon the Purchased Shares held by PSCM or the Shareholders under (i) the organizational documents of such person, including any limited liability company agreement, certificate of incorporation or bylaws or similar agreement; (ii) any law, order, writ, injunction or decree applicable to PSCM or the Shareholders or by which any property or asset of PSCM or the Shareholders is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which PSCM or such Shareholders are a party or by which PSCM or the Shareholders or any property or asset of PSCM or the Shareholders is bound or affected.
Section 3.4    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other Person is required to be obtained, made or given by or with respect to PSCM or the Shareholders in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by PSCM or the Shareholders, or the performance of any obligations hereunder or thereunder by PSCM or the Shareholders, other than the filing of a Form 4 and an amendment to a Schedule 13D with the Securities and Exchange Commission.
Section 3.5    Adequate Information; No Reliance. PSCM and the Shareholders acknowledge and agree that (i) they have been furnished with all materials they consider relevant to making an investment decision to enter into this Agreement and have had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (ii) PSCM and the Shareholders, together with their professional advisers, are sophisticated and experienced investors and are capable of evaluating, to their satisfaction, the accounting, tax, financial, legal and other risks associated with the sale of the Purchased Shares, and that PSCM and the Shareholders have had the opportunity to consult with their accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the sale of the Purchased Shares and to make an informed investment decision with respect to such sale of the Purchased Shares, and (iii) they are not relying, and have not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.
Section 3.6    Non-Public Information. PSCM and the Shareholders acknowledge that (a) the Company now possesses and may hereafter possess certain non-public information concerning the Company and its affiliates and/or the Purchased Shares that may or may not be independently known to PSCM or the Shareholders (the “Non-Public Information”) which may constitute material information with respect to the foregoing, and (b) the Company is relying on this representation and would not enter into a transaction to purchase the Purchased Shares from PSCM and the Shareholders absent this representation. PSCM and the Shareholders agree to sell the Purchased Shares to the Company notwithstanding that the Non-Public Information exists and the Company has not disclosed any Non-Public Information to PSCM or the Shareholders. PSCM and the Shareholders acknowledge that they are sophisticated Shareholders with respect to the purchase, sale and valuation of securities such as the Purchased Shares and that the Company has no obligations to PSCM or the Shareholders to disclose such Non-Public Information and no fiduciary obligations to PSCM or the Shareholders.
Section 3.7    Release. PSCM and the Shareholders do for themselves and their respective affiliates, successors and/or assigns, hereby irrevocably forever release, discharge and waive any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against the Company or any of their affiliates, including, without limitation, any and all of their present and/or past directors, officers, employees, fiduciaries, agents or accounts under management, and their respective successors and assigns, which arise from the fact that Non-Public Information has not been disclosed to it in connection with the sale of the Purchased Shares.
Section 3.8    No Broker’s Fees. Neither PSCM nor the Shareholders have incurred nor become liable for any broker’s commissions or finder’s fee relating to the transactions contemplated by this Agreement.

ARTICLE IV
CLOSING CONDITIONS
Section 4.1    The obligation of each party to consummate the transactions contemplated hereby, is subject to the satisfaction at or prior to the Closing of the following conditions:
(i)The Company shall have delivered to the Shareholders a certificate (signed by an officer of the Company), dated as of the Closing, stating that the representation and warranties of the Company set forth herein are true and correct in all respects as of the Closing and that the Company has complied with or performed all of the covenants and agreements required to be complied with or performed by the Company hereunder prior to the Closing ; and
(ii)PSCM shall have delivered to the Company a certificate (signed by an authorized person of PSCM and each of the Shareholders), dated as of the Closing, stating that the representation and warranties of PSCM and the Shareholders set forth herein are true and correct in all respects as of the Closing and that PSCM and the Shareholders have complied with or performed all of the covenants and agreements required to be complied with or performed by PSCM and the Shareholders hereunder prior to the Closing.
ARTICLE V
MISCELLANEOUS
Section 5.1    Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
Section 5.2    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.
Section 5.3    Assignments. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 5.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.
Section 5.4    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, INSTRUMENTS OR DOCUMEMTS CONTEMPLATED BY THIS AGREEMENT. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THE RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT ARISE OUT OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.
Section 5.5    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
Section 5.6    Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.7    Governing Law and Jurisdiction. This Agreement and any litigation between the parties arising out of this Agreement (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles. To the fullest extent permitted by applicable law, each of the parties to this Agreement (i) irrevocably agrees that all claims or causes of action (whether in contract or tort) that arise out of this Agreement or any of the other agreements, instruments or documents contemplated by this Agreement shall be exclusively resolved by the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (the “Delaware Courts”), and (ii) waives any objection or defense that it may now or hereafter have to the resolution of any such claims or causes of action by the Delaware Courts. Each of the parties to this Agreement consents to and agrees that service of process, summons, notice or document delivered to a party to this Agreement by certified or registered mail, return receipt requested and postage prepaid, addressed to it at the applicable address set forth in Section 5.7 or in any other manner permitted by applicable law shall, to the fullest extent permitted by applicable law, be effective service of legal process.
Section 5.8    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.
Section 5.9    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, or arbitrator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, or arbitrator, making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.
Section 5.10    Expenses. Each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.
Section 5.11    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.
Section 5.12    Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.
Section 5.13    Notice. All notices, requests, demands, claims and other communications under this Agreement shall be in writing. Any notice, request, demand, claim or other communication under this Agreement shall be deemed duly given when delivered personally to the recipient (i) one (1) business after being sent to the recipient by reputable overnight courier service (charges prepaid), (ii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iii) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company, addressed to it at:
1450 Centrepark Blvd.

Suite 210
West Palm Beach, FL 33401
Attention: John E. Capps
Email:     john.capps@pspcorporate.com
Facsimile: +1 (475) 208-6385

With a copy to:
Greenberg Traurig, P.A.
401 East Las Olas Blvd.
Suite 2000
Fort Lauderdale, FL 33301
Attention: Donn A. Beloff, Esq.
Email: beloffd@gtlaw.com
Facsimile: (954) 759-5583

If to PSCM, the Shareholders or any Shareholder, addressed to PSCM, such Shareholders or Shareholder at:
Pershing Square Capital Management, L.P.
888 Seventh Avenue, 42nd Floor
New York, NY 10019
Attention: Steve Milankov
Email: milankov@persq.com
Facsimile: (212) 286-1133

With a copy to:
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Stephen Fraidin; Richard M. Brand
Email: stephen.fraidin@cwt; richard.brand@cwt.com
Facsimile: (212) 504-6666

Any party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner set forth in this Section 5.13.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P. By: PS Management GP, LLC, its General Partner
By: /s/ William A. Ackman
Name: William A. Ackman
Title: Managing Member

COMPANY: ELEMENT SOLUTIONS INC
By: /s/John E. Capps
Name: John E. Capps
Title: EVP, General Counsel & Secretary

[Signature Page to Securities Purchase Agreement]